Exhibit 99.1
ARES CAPITAL CORPORATION ANNOUNCES SEPTEMBER 30, 2023 FINANCIAL RESULTS
AND DECLARES FOURTH QUARTER 2023 DIVIDEND OF $0.48 PER SHARE

DIVIDEND DECLARATIONS

New York, NY — October 24, 2023 — Ares Capital Corporation (“Ares Capital”) (NASDAQ: ARCC) announced that its Board of Directors has declared a fourth quarter 2023 dividend of $0.48 per share. The fourth quarter 2023 dividend is payable on December 28, 2023 to stockholders of record as of December 15, 2023.

SEPTEMBER 30, 2023 FINANCIAL RESULTS

Ares Capital also announced financial results for its third quarter ended September 30, 2023.

OPERATING RESULTS

	Q3-23(1)		Q3-22(1)
(dollar amounts in millions, except per share data)	Total Amount	Per Share	Total Amount	Per Share
GAAP net income per share(2)(3)		$0.89		$0.21
Core EPS(4)		$0.59		$0.50
Dividends declared and payable		$0.48		$0.46	(5)
Net investment income(2)	$289	$0.52	$288	$0.57
Net realized losses(2)	$(76)	$(0.14)	$—	$—
Net unrealized gains (losses)(2)	$287	$0.51	$(184)	$(0.36)
GAAP net income(2)(3)	$500	$0.89	$104	$0.21

	As of
(dollar amounts in millions, except per share data)	September 30, 2023	December 31, 2022
Portfolio investments at fair value	$21,929	$21,780
Total assets	$22,920	$22,398
Stockholders’ equity	$10,815	$9,555
Net assets per share	$18.99	$18.40
Debt/equity ratio	1.07x	1.29x
Debt/equity ratio, net of available cash(6)	1.03x	1.26x
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(1)Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

(2)All per share amounts and weighted average shares outstanding are basic. The basic weighted average shares outstanding for the three months ended September 30, 2023 and 2022 were approximately 562 million and 503 million, respectively.

(3)Ares Capital’s diluted GAAP net income per share for the three months ended September 30, 2023 and 2022 was $0.87 and $0.21, respectively. The weighted average shares outstanding for the purpose of calculating the diluted GAAP net income per share for the three months ended September 30, 2023 and 2022 were approximately 582 million and 523 million shares, respectively, which includes approximately 20 million shares for each period related to the assumed conversion of outstanding convertible notes.

(4)Core EPS is a non-GAAP financial measure. Core EPS is the net increase (decrease) in stockholders’ equity resulting from operations, and excludes net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses, divided by the basic weighted average shares outstanding for the relevant period. GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of GAAP net income, the most directly comparable GAAP financial measure, to Core EPS are set forth in Schedule 1 hereto.

(5)Includes an additional dividend of $0.03 per share paid on September 30, 2022 to stockholders of record as of September 15, 2022.

(6)Computed as total principal debt outstanding less available cash divided by stockholders’ equity. Available cash excludes restricted cash as well as cash held for uses specifically designated for paying interest and expenses on certain debt.

“Our strong performance continued into the third quarter with year-over-year growth in both our GAAP and Core earnings per share primarily reflecting the benefits of higher rates and continued stable credit quality,” said Kipp deVeer, Chief Executive Officer of Ares Capital. “Looking forward, the investing environment from a risk/reward standpoint remains attractive and we believe that our experience, scale and market coverage position us well to benefit from current market dynamics.”

“During the third quarter, we raised more than $800 million of new capital, including the issuance of unsecured notes, further strengthening our liquidity profile,” said Penni Roll, Chief Financial Officer of Ares Capital. “Our balance sheet remains a source of strength with ample liquidity and low leverage at 1.03x net debt to equity, which we believe positions us well to capitalize on our distinct investing advantages in today’s market.”

PORTFOLIO AND INVESTMENT ACTIVITY

(dollar amounts in millions)	Q3-23	Q3-22
Portfolio Activity During the Period:
Gross commitments	$1,598	$2,242
Exits of commitments	$1,280	$1,984

Portfolio Information:
	As of
	September 30, 2023	December 31, 2022
Portfolio investments at fair value	$21,929	$21,780
Fair value of accruing debt and other income producing securities(7)	$19,529	$19,493
Number of portfolio company investments	490	466
Percentage of floating rate securities at fair value(8)	69%	71%
Weighted average yields on debt and other income producing securities(9):
At amortized cost	12.4%	11.6%
At fair value	12.6%	11.9%
Weighted average yields on total investments(10):
At amortized cost	11.2%	10.5%
At fair value	11.2%	10.6%

Asset class percentage at fair value
First lien senior secured loans	43%	43%
Second lien senior secured loans	17%	18%
Subordinated certificates of the SDLP	6%	6%
Senior subordinated loans	5%	5%
Preferred equity	11%	9%
Ivy Hill Asset Management, L.P.(11)	9%	10%
Other equity	9%	9%
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(7)Including the fair value of Ares Capital’s equity investment in Ivy Hill Asset Management, L.P. (“IHAM”).

(8)Including Ares Capital's investment in the subordinated certificates of the SDLP (as defined below).

(9)Weighted average yields on debt and other income producing securities are computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value (including the amortized cost or fair value of Ares Capital’s equity investment in IHAM as applicable), as applicable.

(10)Weighted average yields on total investments are computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) total investments at amortized cost or at fair value, as applicable.

(11)Includes Ares Capital’s subordinated loan and equity investments in IHAM, as applicable.

In the third quarter of 2023, Ares Capital made new investment commitments of approximately $1.6 billion, of which approximately $1.2 billion were funded. New investment commitments included 20 new portfolio companies and 30 existing portfolio companies. As of September 30, 2023, 228 separate private equity sponsors were represented in Ares Capital’s portfolio. Of the $1.6 billion in new commitments made during the third quarter of 2023, 70% were in first lien senior secured loans, 2% were in second lien senior secured loans, 1% were in subordinated certificates of the Senior Direct Lending Program (the “SDLP”), 6% were in senior subordinated loans, 8% were in Ares Capital’s subordinated loan in IHAM, 11% were in preferred equity and 2% were in other equity. Of these commitments, 84% were in floating rate debt securities, of which 71% contained interest rate floors and 1% were in the subordinated certificates of the SDLP. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so. Also in the third quarter of 2023, Ares Capital funded approximately $241 million related to previously existing unfunded revolving and delayed draw loan commitments.

Also in the third quarter of 2023, Ares Capital exited approximately $1.3 billion of investment commitments, including approximately $151 million of loans sold to IHAM or certain vehicles managed by IHAM. Of the total investment commitments exited, 48% were first lien senior secured loans, 21% were Ares Capital’s subordinated loan investment in IHAM, 14% were second lien senior secured loans, 9% were senior subordinated loans, 3% were subordinated certificates of the SDLP, 3% were preferred equity and 2% were other equity. Of the approximately $1.3 billion of exited investment commitments, 78% were floating rate, 9% were fixed rate, 11% were on non-accrual status and 2% were non-income producing.

As of September 30, 2023 and December 31, 2022, the weighted average grade of the portfolio at fair value was 3.1 and 3.2, respectively, and loans on non-accrual status represented 1.2% of the total investments at amortized cost (or 0.6% at fair value) and 1.7% at amortized cost (or 1.1% at fair value), respectively. For more information on Ares Capital’s portfolio investment grades and loans on non-accrual status, see “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity” in Ares Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on October 24, 2023.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2023, Ares Capital had $527 million in cash and cash equivalents and $11.6 billion in total aggregate principal amount of debt outstanding ($11.5 billion at carrying value). Subject to borrowing base and other restrictions, Ares Capital had approximately $4.8 billion available for additional borrowings under its existing credit facilities as of September 30, 2023.

During the three months ended September 30, 2023, Ares Capital issued and sold approximately 11.1 million shares of common stock under its equity distribution agreements, with net proceeds totaling approximately $214 million, after giving effect to sales agents’ commissions and certain estimated offering expenses.

In August 2023, Ares Capital issued $600 million in aggregate principal amount of unsecured notes, which bear interest at a rate of 7.000% per annum and mature on January 15, 2027 (the “January 2027 Notes”). The January 2027 Notes pay interest semi-annually and all principal is due upon maturity. The January 2027 Notes may be redeemed in whole or in part at any time at Ares Capital’s option at the redemption price determined pursuant to the indenture governing the January 2027 Notes, plus any accrued and unpaid interest. In connection with the issuance of the January 2027 Notes, Ares Capital entered into an interest rate swap agreement for a total notional amount of $600 million that matures on January 15, 2027. Under the interest rate swap agreement, Ares Capital will receive fixed rate interest at 7.000% and pay floating rate interest based on one-month Secured Overnight Financing Rate plus 2.585%.

THIRD QUARTER 2023 DIVIDENDS PAID

On July 25, 2023, Ares Capital announced that its Board of Directors declared a third quarter 2023 dividend of $0.48 per share for a total of approximately $271 million. The third quarter 2023 dividend was paid on September 29, 2023 to stockholders of record as of September 15, 2023.

RECENT DEVELOPMENTS

From October 1, 2023 through October 18, 2023, Ares Capital made new investment commitments of approximately $410 million, of which $297 million were funded. Of these new investment commitments, 97% were in first lien senior secured loans, 2% were in preferred equity and 1% was in other equity. Of the approximately $410 million of new investment commitments, 97% were floating rate, 2% were fixed rate and 1% was non-incoming producing. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 11.5% and the weighted average yield on total investments funded during the period at amortized cost was 11.2%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that it will be able to do so.

From October 1, 2023 through October 18, 2023, Ares Capital exited approximately $158 million of investment commitments, including approximately $4 million of loans sold to IHAM or certain vehicles managed by IHAM. Of the investment commitments exited, 93% were first lien senior secured loans, 4% were subordinated certificates of the SDLP and 3% were Ares Capital's subordinated loan investment in IHAM. All of the approximately $158 million of exited investment commitments were floating rate. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 11.6% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 11.6%. Of the approximately $158 million of investment commitments exited from October 1, 2023 through October 18, 2023, Ares Capital recognized total net realized gains of approximately $1 million, with no realized gains or losses recognized from the sale of loans to IHAM or certain vehicles managed by IHAM.

In addition, as of October 18, 2023, Ares Capital had an investment backlog and pipeline of approximately $820 million and $0, respectively. Investment backlog includes transactions approved by Ares Capital’s investment adviser’s investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore Ares Capital believes are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of Ares Capital due diligence investigation of the prospective portfolio company, Ares Capital’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, Ares Capital may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. Ares Capital cannot assure you that it will make any of these investments or that Ares Capital will sell all or any portion of these investments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Tuesday, October 24, 2023 at 12:00 p.m. (Eastern Time) to discuss its quarter ended September 30, 2023 financial results. PLEASE VISIT ARES CAPITAL’S WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF ARES CAPITAL’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website at www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call toll free by dialing +1 (877) 407-0312. International callers can access the conference call by dialing +1 (201) 389-0899. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through November 21, 2023 at 5:00 p.m. (Eastern Time) to domestic callers by dialing toll free +1 (877) 660-6853 and to international callers by dialing +1 (201) 612-7415. For all replays, please reference access code 13740714. An archived replay will also be available through November 21, 2023 on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website.

ABOUT ARES CAPITAL CORPORATION

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which often times can lead to economic growth and employment. Ares Capital believes its loans and other investments in these companies can help generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and was the largest publicly traded BDC by market capitalization as of September 30, 2023. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the SEC. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

INVESTOR RELATIONS CONTACTS

Ares Capital Corporation
Carl Drake or John Stilmar
(888) 818-5298
irarcc@aresmgmt.com

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions, except per share data)

	As of
	September 30, 2023	December 31, 2022
ASSETS	(unaudited)
Total investments at fair value (amortized cost of $21,864 and $22,043, respectively)	$21,929	$21,780
Cash and cash equivalents	527	303
Restricted cash	78	34
Interest receivable	215	176
Receivable for open trades	44	4
Other assets	114	81
Operating lease right-of-use asset	13	20
Total assets	$22,920	$22,398
LIABILITIES
Debt	$11,517	$12,210
Base management fees payable	81	79
Income based fees payable	83	81
Capital gains incentive fees payable	75	35
Interest and facility fees payable	85	105
Payable to participants	77	34
Payable for open trades	1	22
Accounts payable and other liabilities	132	167
Secured borrowings	34	79
Operating lease liabilities	20	31
Total liabilities	12,105	12,843
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share, 1,000 and 700 common shares authorized, respectively; 569 and 519 common shares issued and outstanding, respectively	1	1
Capital in excess of par value	10,505	9,556
Accumulated undistributed (overdistributed) earnings	309	(2)
Total stockholders’ equity	10,815	9,555
Total liabilities and stockholders’ equity	$22,920	$22,398
NET ASSETS PER SHARE	$18.99	$18.40

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
INVESTMENT INCOME
Interest income from investments	$495	$385	$1,441	$1,014
Capital structuring service fees	20	32	51	94
Dividend income	128	107	372	314
Other income	12	13	43	34
Total investment income	655	537	1,907	1,456

EXPENSES
Interest and credit facility fees	145	120	425	314
Base management fees	81	78	239	226
Income based fees	83	63	238	171
Capital gains incentive fees	42	(37)	40	(64)
Administrative fees	4	3	10	9
Other general and administrative	8	8	23	20
Total expenses	363	235	975	676
NET INVESTMENT INCOME BEFORE INCOME TAXES	292	302	932	780
Income tax expense, including excise tax	3	14	11	37
NET INVESTMENT INCOME	289	288	921	743
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND OTHER TRANSACTIONS:
Net realized (losses) gains	(76)	—	(207)	55
Net unrealized gains (losses)	287	(184)	395	(324)
Net realized and unrealized gains (losses) on investments, foreign currency and other transactions	211	(184)	188	(269)
REALIZED LOSS ON EXTINGUISHMENT OF DEBT	—	—	—	(48)
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$500	$104	$1,109	$426
NET INCOME PER COMMON SHARE:
Basic	$0.89	$0.21	$2.03	$0.86
Diluted	$0.87	$0.21	$1.98	$0.86
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	562	503	548	492
Diluted	582	523	568	512

SCHEDULE 1

Reconciliations of GAAP net income per share to Core EPS

Reconciliations of GAAP net income per share, the most directly comparable GAAP financial measure, to Core EPS for the three and nine months ended September 30, 2023 and 2022 are provided below.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income per share(1)(2)	$0.89	$0.21	$2.03	$0.86
Adjustments:
Net realized and unrealized (gains) losses(1)	(0.37)	0.36	(0.35)	0.65
Capital gains incentive fees attributable to net realized and unrealized gains and losses(1)	0.07	(0.07)	0.08	(0.13)
Income tax expense (benefit) related to net realized gains and losses(1)	—	—	(0.02)	0.01
Core EPS(3)	$0.59	$0.50	$1.74	$1.39
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(1)All per share amounts and weighted average shares outstanding are basic. The basic weighted average shares outstanding for the three and nine months ended September 30, 2023 were approximately 562 million and 548 million, respectively, and approximately 503 million and 492 million, respectively, for the comparable periods in 2022.

(2)Ares Capital’s diluted GAAP net income per share for the three and nine months ended September 30, 2023 was $0.87 and $1.98, respectively, and $0.21 and $0.86, respectively, for the comparable periods in 2022. The weighted average shares outstanding for the purpose of calculating the diluted GAAP net income per share for the three and nine months ended September 30, 2023 were approximately 582 million and 568 million, respectively, which includes approximately 20 million shares for each period related to the assumed conversion of outstanding convertible notes. The weighted average shares outstanding for the purpose of calculating the diluted GAAP net income per share for the three and nine months ended September 30, 2022 were approximately 523 million and 512 million, respectively, which includes approximately 20 million shares for each period related to the assumed conversion of outstanding convertible notes.

(3)Core EPS is a non-GAAP financial measure. Core EPS is the net increase (decrease) in stockholders’ equity resulting from operations, and excludes net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses, divided by the basic weighted average shares outstanding for the relevant period. GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.